UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange DCGL of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

START SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange DCGL Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange DCGL Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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START SCIENTIFIC, INC.

521 Wilshire Blvd., Suite 101

Oklahoma City, OK 73116

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Start Scientific, Inc., a Delaware corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a 1 for 2,000 reverse split of our common stock (“Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common as well as our board of directors, by written consent on December 5, 2018. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have attached a copy of the Restatement to this Information Statement for your reference.

The Reverse Split was effected as of December 5, 2018 but under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Reverse Split will be on or about December 25, 2018.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Reverse Split . The elimination of the need for a special meeting of stockholders to approve the Reverse Split is made possible by Section 228 of the Delaware General Corporation Law (“DGCL”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the DCGL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Split be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on December 5, 2018 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	745,024,353 shares of common stock; and
(ii)	100 shares of Series A Preferred Stock, which are collectively entitled to 1,000,000,000 votes, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote;

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, Suite 100, Salt Lake City, UT 841119.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split. The persons that have consented to the Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split.

REVERSE STOCK SPLIT

On December 5, 2018, our board of directors and holders of a majority in interest of our voting capital stock approved a 1 for 2,000 reverse split of our issued and outstanding common shares (“Reverse Split”). This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of December 5, 2018, will receive one (1) share of common stock for each one thousand (2,000) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share. Notwithstanding the foregoing, authorized but unissued shares of common stock will not affected by the Reverse Split. As a result, holders of the Company’s common stock which previously held an aggregate of 43% of the vote before the Reverse Split, will now hold in aggregate less than 1% of the vote. Further, the Company has authorized 5,000,000,000 shares of common stock and will likely issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. The result of which will be further dilutive to the common stockholders.

The Company currently has 100 shares of Series A Preferred Stock issued and outstanding. Although the Series A Preferred Stock carries no dividend, distribution, liquidation or conversion rights, shares of Series A Preferred Stock collectively hold 1,000,000,000 votes, and OmniElite Holdings, LLC, and its sole Manger Steven L. Brickner (the “Controlling Shareholder”), the holder of the shares of Series A Preferred Stock are able to vote together with our common stockholders on all matters. Consequently, our Controlling Shareholder is able to unilaterally control the election of our board of directors and, ultimately the direction of our Company. Any attempt to take over the Company without the consent of the Controlling Shareholder would be extremely difficult to achieve. Because of the disproportionate voting control, the Controlling Shareholder alone, for the foreseeable future, can inhibit, delay, or frustrate entirely an attempt by others to take over control of our Company and could prevent our shareholders from obtaining a premium for their shares.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute a new business plan and position itself to raise additional investment capital, if needed.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. Such issuances will likely be substantially dilutive to current shareholders. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of December 5, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 521 Wilshire Blvd., Suite 101, Oklahoma City, OK 73116. As of December 5, 2018, we had 745,024,353 shares of common stock and 100 shares of Series A Preferred Stock issued and outstanding. While each share of common stock holds one vote, the shares of Series A Preferred Stock are collectively entitled to 1,000,000,000 votes. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned	Percent of Class	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total	Fully-Diluted Voting Percentage for all Classes (pre-split)(2)	Fully-Diluted Voting Percentage for all Classes (post-split)(3)
Jim Frazier (3)	-	*	-	*	-	-	-	*	*
OmniElite Holdings, LLC (4)	-	*	100	100%	-	-	100	57.31%	99.96%
Norris R. Harris (5)	93,486,200	13%	-	*	-	-	93,486,200	5.36%	*
All directors/director nominees and executive officers as a group (1 person)	-	*	-	*	-	-	-	*	*

____________________

*	Indicates less than one percent.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Start Scientific, Inc., 521 Wilshire Blvd., Suite 101, Oklahoma City, OK 73116.
(2)	The calculation of total pre-split beneficial ownership for each person in the table above is based upon the number of pre-split shares of common and preferred stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus divided by the sum of our pre-split common stock issued and outstanding and the total votes of any preferred stock as of December 5, 2018.
(3)	The calculation of total post-split beneficial ownership for each person in the table above is based upon the number of post-split shares of common and preferred stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus divided by the sum of our post-split common stock issued and outstanding and the total votes of any preferred stock as of December 5, 2018.
(4)	Director, Chief Executive Officer and Secretary of the Company.
(5)	A Florida limited liability company owned and controlled by Steve Brickner. Includes 100 shares of Series A Preferred Stock which collectively hold 1,000,000,000 votes which beneficially hold 57% of the voting securities of the Company.
(6)	Former Chief Executive Officer, Secretary, and Chairman of the Board of Directors. Includes 93,486,200 pre-split shares of common stock held by Standard Energy Holdings LLC. Mr. Harris is the beneficial owner of Standard Energy Holdings LLC.

NO DISSENTER’S RIGHTS

Under the DCGL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 521 Wilshire Blvd., Suite 101, Oklahoma City, OK 73116, or by calling us at (405) 237-8207. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jim Frazier

Jim Frazier

President

February 22, 2019